EXHIBIT 10.1

INDEMNIFICATION AGREEMENT

     This Indemnification Agreement (“Agreement”) is effective as of this 15 day of March, 2004, by and between CoStar Group, Inc., a Delaware corporation (the “Company”), and ____________(“Indemnitee”).

     WHEREAS, the Board of Directors of the Company desires to attract and retain the services of highly qualified individuals to serve as directors and officers of the Company, and believes that the Company should act to assure such persons that there will be adequate certainty of protection through insurance and indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the Company; and

     WHEREAS, the Company has adopted provisions in its Bylaws providing for indemnification of its officers and directors to the fullest extent permitted by applicable law, and the Company wishes to clarify and enhance the rights and obligations of the Company and Indemnitee with respect to indemnification; and

     WHEREAS, the Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, agents and fiduciaries to expensive litigation risks; and

     WHEREAS, the Company desires to have Indemnitee continue to serve as a director or officer of the Company and in such other capacity with respect to the Company as the Company may request, as the case may be, free from undue concern for unpredictable, inappropriate or unreasonable legal risks and personal liabilities by reason of Indemnitee acting in good faith in the performance of Indemnitee’s duty to the Company;

     Now, therefore, in consideration of Indemnitee’s continued service as a director or officer of the Company, the parties hereto agree as follows:

     1. Indemnification. The Company shall indemnify Indemnitee to the fullest extent permitted by the Delaware General Corporation law in effect on the date hereof or as such law may from time to time be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment). Indemnitee shall be entitled to the indemnification rights if Indemnitee is a party or is threatened to be made a party to any Proceeding (defined below) by reason of the fact that Indemnitee is or was or has agreed to become a director, officer, employee or agent of the Company or any direct or indirect subsidiary of the Company, or is or was serving or has agreed to serve at the request of the Company as a director, officer, employee, partner, agent or fiduciary of any other entity (including, but not limited to, another corporation, partnership, joint venture or trust); or by reason of anything alleged done or not done by Indemnitee in any such capacity. Indemnitee shall be indemnified against all costs, damages, losses, judgments, penalties, fines, liabilities, amounts paid in settlement by or on behalf of Indemnitee, and Expenses (defined below) actually and reasonably incurred by Indemnitee in connection with such Proceeding, and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     2. Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director, officer, employee or agent of the Company or any direct or indirect subsidiary of the Company or is serving at the request of the Company as a director, officer, employee, partner, agent or fiduciary of any other entity (including, but not limited to, another corporation, partnership, joint venture or trust of the Company) and shall continue thereafter with respect to any possible claims based on the fact that Indemnitee was a director, officer employee or agent of the Company or any direct or indirect subsidiary of the Company or was serving at the request of the Company as a director, officer, employee, partner, agent or fiduciary of any other entity (including, but not limited to, another corporation, partnership, joint venture or trust), even if Indemnitee has ceased to be such a director, officer, employee, agent or fiduciary or is no longer employed by the Company or any of its direct or indirect subsidiaries.

     3. Exceptions. No indemnification shall be paid to Indemnitee:

        (a) to the extent expressly prohibited by Delaware law or the Bylaws of the Company;

        (b) in connection with an action, suit or proceeding, or part thereof (including claims and counterclaims) initiated by Indemnitee, except a judicial proceeding or arbitration pursuant to Section 11 to enforce rights under this Agreement, unless the action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the Company;

        (c) with respect to any action, suit or proceeding brought by or on behalf of the Company against Indemnitee that is authorized by the Board of Directors of the Company, except as provided in Sections 9 and 10 below;

        (d) in the case of a Proceeding by or in the right of the Company to procure a judgment in its favor, in respect of any claim, issue, or matter as to which Delaware law expressly prohibits such indemnification by reason of any adjudication of liability of Indemnitee to the Company, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is entitled to indemnification for such costs, judgments, penalties, fines, liabilities and Expenses as such court shall deem proper, except as provided in Sections 9 and 10 below; and

        (e) for a disgorgement of profits made from the purchase and sale by Indemnitee of securities pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any state or common law.

     4. Expenses as a Witness. Notwithstanding any other provision of this Agreement, to the maximum extent permitted by applicable law, Indemnitee shall be entitled to advancement of all Expenses actually and reasonably incurred or suffered by Indemnitee or on Indemnitee’s behalf if Indemnitee appears as a witness or otherwise incurs legal expenses in connection with appearing as a witness as a result of or related to Indemnitee’s service as a director or officer of the Company, in any threatened, pending or completed legal, administrative, investigative or other proceeding or matter to which Indemnitee neither is, nor is threatened to be made, a party.

     5. Determination that Indemnification is Not Proper. Any indemnification of Indemnitee under this Agreement shall be made by the Company unless a determination is made that indemnification of the Indemnitee is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in this Agreement. Any such determination that indemnification is not proper shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of the Disinterested Directors (as defined below), or (2) if such quorum is not obtainable, or even if obtainable, a quorum of Disinterested Directors so directs, by Independent Counsel (as defined below) in a written opinion, a copy of which shall be delivered to Indemnitee, or (3) by vote of a majority of the stockholders present or voting by proxy at an annual or special meeting of the stockholders. In the event a determination is to be made under this Section 5, such Independent Counsel shall be selected by the Board of Directors and approved by Indemnitee. Upon failure of the Board so to select such Independent Counsel or upon failure of Indemnitee so to reasonably approve, such Independent Counsel shall be selected upon application to a court of competent jurisdiction. Any Expenses incurred by Indemnitee in connection with a request for indemnification or payment of Expenses hereunder, under any other agreement, any provision of the Company’s Bylaws or any directors’ and officers’ liability insurance, shall be borne by the Company. The Company hereby indemnifies Indemnitee for any such Expense and agrees to hold Indemnitee harmless therefrom irrespective of the outcome of the determination of Indemnitee’s entitlement to indemnification. If the person making such determination shall determine that Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably prorate such partial indemnification among the claims, issues or matters at issue at the time of the determination.

     6. Presumptions and Effect of Certain Proceedings. Upon making a request for indemnification, Indemnitee shall be presumed to be entitled to indemnification hereunder and the Company shall have the burden of proof in making any determination contrary to such presumption. The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself: (a) create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful; or (b) otherwise adversely affect the rights of Indemnitee to indemnification except as may be provided herein. In any Proceeding to determine Indemnitee’s right to indemnification, a determination pursuant to Section 5 of this Agreement that the Indemnitee has not met the applicable standard of conduct and is not entitled to indemnification shall not create a presumption that the Indemnitee has not met the applicable standard of conduct.

     7. Notification and Defense of Claim. Promptly after receipt by Indemnitee of notice of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the General Counsel of the Company in writing of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability that it may have to Indemnitee. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power. Notwithstanding any other provision of this Agreement, with respect to any such Proceeding of which Indemnitee notifies the Company:

     (a) The Company shall be entitled to participate therein at its own expense;

     (b) Except as otherwise provided below, to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee, which in the Company’s sole discretion may be regular counsel to the Company and may be counsel to other officers and directors of the Company. Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding, but the fees and expenses of such counsel shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there will be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action or (iii) the Company shall not within 60 calendar days of receipt of notice from Indemnitee in fact have employed counsel to assume the defense of the action, in each of which cases the fees and expenses of

Indemnitee’s counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in (ii) above; and

     (c) If the Company has assumed the defense of a Proceeding, the Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s written consent. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on or disclosure obligation with respect to Indemnitee without Indemnitee’s written consent. Neither the Company nor Indemnitee will unreasonably withhold, delay or condition its consent to any proposed settlement.

     8. Advance Payment of Expenses. All Expenses incurred by Indemnitee in advance of the final disposition of any Proceeding shall be paid by the Company at the request of Indemnitee, each such payment to be made within twenty days after the receipt by the Company of a statement from Indemnitee requesting such payment from time to time. Indemnitee’s entitlement to such Expenses shall include those incurred in connection with any Proceeding by Indemnitee seeking a judgment in court or an adjudication or award in arbitration pursuant to this Agreement (including the enforcement of this provision). Such statement or statements shall reasonably evidence the expenses and costs incurred by Indemnitee in connection therewith. Indemnitee hereby undertakes to reimburse such amount of Expenses if it is finally determined, after all appeals by a court of competent jurisdiction, that Indemnitee is not entitled to be indemnified against such Expenses by the Company as provided by this Agreement or otherwise. Indemnitee’s undertaking to reimburse any such amounts is not required to be secured. For purposes of this Section 8, “final disposition” shall be deemed to occur in the event Indemnitee has entered a plea of guilty in any such Proceeding.

     9. Indemnification for Expenses of Successful Party. Notwithstanding any limitations set forth herein, to the extent that Indemnitee has been successful, on the merits or otherwise, in whole or in part, in defense of any action, suit or proceeding (including an action, suit or proceeding brought by or on behalf of the Company) or in defense of any claim, issue or matter therein, including, without limitation, the dismissal of any action without prejudice, or if it is ultimately determined that Indemnitee is otherwise entitled to be indemnified against Expenses, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred in connection therewith.

     10. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the costs, judgments, damages, losses, penalties, fines, liabilities or Expenses actually and reasonably incurred in connection with any action, suit or proceeding (including an action, suit or proceeding brought by or on behalf of the Company), but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such costs, judgments, damages, losses, penalties, fines, liabilities and Expenses actually and reasonably incurred to which Indemnitee is entitled.

     11. Remedies of Indemnitee in Cases of Determination not to Indemnify. In the event that a determination is made that Indemnitee is not entitled to indemnification hereunder or if payment has not been timely made following a request for indemnification, or if Expenses are not paid pursuant to Section 8, Indemnitee shall be entitled to final adjudication in a court of competent jurisdiction of entitlement to such indemnification or payment. Alternatively, Indemnitee at Indemnitee’s option may seek an award in an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, such award to be made within sixty days following the filing of the demand for arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or the right to seek any such award in arbitration. The determination in any such judicial proceeding or arbitration shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination (if so made) pursuant to Section 5 that Indemnitee is not entitled to indemnification. The Company further agrees to stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary. If the court or arbitrator shall determine that Indemnitee is entitled to any indemnification or payment of Expenses hereunder, the Company shall pay all Expenses actually and reasonably incurred by Indemnitee in connection with such adjudication or award in arbitration (including, but not limited to, any appellate Proceedings).

     12. Expenses to Enforce Agreement. In the event that Indemnitee is subject to or intervenes in any Proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement, Indemnitee, if Indemnitee prevails in whole or in part in such action, shall be entitled to recover from the Company and shall be indemnified by the Company against any actual Expenses incurred by Indemnitee.

     13. Separability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Company provide protection to Indemnitee to the fullest enforceable extent.

     14. Other Rights to Indemnification. Indemnification and payment of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled under any provision of the Bylaws or other organizational documents of the Company, vote of stockholders or Disinterested Directors, provision of law, agreement or otherwise.

     15. Insurance. If the Company obtains insurance to protect itself or its officers or directors against any expense, liability or loss, the Company shall use its reasonable efforts to obtain insurance to cover the Indemnitee to at least the same extent as any other director or officer of the Company, as applicable. If the Company has liability insurance in effect which may cover a claim, the Company shall give notice to such insurers and shall take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

     16. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any indemnification to the extent that Indemnitee has otherwise actually received payment (under any insurance policy, indemnity clause, bylaw or otherwise) of the amounts otherwise indemnifiable hereunder.

     17. Assignment. This Agreement shall be binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the heirs, personal representatives and estate of Indemnitee.

     18. Definitions. For purposes of this Agreement:

     (a) “Disinterested Director” means a director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is being sought by Indemnitee.

     (b) “Expenses” includes, without limitation, expenses incurred in connection with the defense or settlement of any and all Proceedings, attorneys’ fees and expenses, witness fees and expenses, fees and expenses of accountants and other advisors and experts, retainers and disbursements and advances thereon, the premium, security for, and other costs relating to any bond (including cost bonds, appraisal bonds or their equivalents), and any expenses of establishing a right to indemnification under Sections 5, 11 and 12 above but shall not include the amount of judgments, fines or penalties actually levied against Indemnitee.

     (c) “Independent Counsel” means a law firm or a member of a law firm that neither is presently nor in the past five years has been retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s right to indemnification under this Agreement.

     (d) “Proceeding” includes any threatened, pending or completed investigation, action, suit, alternative dispute resolution mechanism, investigation, inquiry, administrative or legislative proceeding or other proceeding or appeal of such proceeding, whether brought in the name of the Company or otherwise, against Indemnitee, for which indemnification is not prohibited under Section 3 above and whether of a civil, criminal, administrative or investigative nature.

     19. Other Provisions.

     (a) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

     (b) The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. References herein to section numbers are to sections of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as appropriate.

     (c) This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced as evidence of the existence of this Agreement.

     (d) This Agreement shall not be deemed an employment contract between the Company and any Indemnitee who is an officer of the Company.

     (d) Upon a payment to Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of Indemnitee to recover against any person for such liability, and Indemnitee shall execute all documents and instruments required and shall take such other actions as may be necessary to secure such rights, including the execution of such documents as may be necessary for the Company to bring suit to enforce such rights.

     (e) No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

CoStar Group, Inc.

By

Name:

Title:

Indemnitee:

Name: